EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-149348) pertaining to the 401(k) Retirement Plan of TETRA Technologies, Inc. of our report dated June 28, 2022, with respect to the financial statements and schedule of the TETRA Technologies, Inc. 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2021.

/s/ Calvetti Ferguson

Houston, Texas
June 28, 2022